UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ____________


                                Amendment No. 1
                                      to
                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     AMERICAN MEDICAL SECURITY GROUP, INC.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Wisconsin                            39-1431799
-----------------------------------------      ----------------------------
(State of incorporation or organization)          (I.R.S. Employer
                                                 Identification No.)

           3100 AMS Boulevard
          Green Bay, Wisconsin                          54313
-----------------------------------------      ----------------------------
(Address of principal executive offices)             (Zip Code)

If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b)of the Exchange Act               securities pursuant to Section
and is effective pursuant to General           12(g) of the Exchange Act and
Instruction A.(c), please check the            is effective pursuant to
following box.  [ X ]                          General Instruction A.(d),
                                               please check the following
                                               box.  [  ]

Securities Act registration statement file number to which this form relates:
 N/A (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

Preferred Share Purchase Rights                  New York Stock Exchange
(associated with the Common Stock)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

                  On September 15, 2004, American Medical Security Group, Inc., a Wisconsin corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, PacifiCare Health Systems, Inc., a Delaware corporation ("Parent"), and Ashland Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), pursuant to which Merger Subsidiary will merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement. In connection with the Merger Agreement and the transactions contemplated thereby, the Board of Directors of the Company authorized the amendment of the Rights Agreement, dated as of August 9, 2001, as amended (the "Rights Agreement"), by and between the Company and Firstar Bank, N.A. (with LaSalle Bank, N.A., as successor rights agent (the "Rights Agent")). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Rights Agreement.

                  On September 15, 2004, the Company and the Rights Agent executed an amendment (the "Amendment") to the Rights Agreement. The Amendment provides, among other matters, that (i) none of Parent, Merger Subsidiary or any of their respective Affiliates or Associates shall be, become or be deemed an Acquiring Person by virtue of the approval, execution, delivery, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger, and (ii) no Shares Acquisition Date, no Triggering Event, no Distribution Date, no Section 11(a)(ii) Event and no Section 13 Event shall be deemed to have occurred by reason of the approval, execution, delivery, announcement or performance of the Merger Agreement or consummation of the transactions contemplated thereby, including the Merger. The Amendment also provides that the Rights Agreement and the Rights established thereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement).

                  The Rights Agreement, including the form of Rights Certificate, is filed as Exhibit 1 to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "SEC") on August 14, 2001 and is incorporated herein by reference. The Appointment and Assumption Agreement, dated as of December 17, 2001, by and between the Company and the Rights Agent is included as Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on February 5, 2002 and is incorporated herein by reference. The Amendment to Rights Agreement, dated as of February 1, 2002, by and between the Company and the Rights Agent is included as Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on February 5, 2002 and is incorporated herein by reference. The Amendment to Rights Agreement, dated as of June 4, 2002, by and between the Company and the Rights Agent is included as Exhibit 4.4(d) to the Company's Current Report on Form 8-K, filed with the SEC on June 19, 2002 and is incorporated herein by reference. The Amendment is filed as Exhibit 4.5 hereto and is incorporated herein by reference. The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.   Exhibits.


          4.1 Rights Agreement, dated as of August 9, 2001, by and between the Company and Firstar Bank, N.A., as rights agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, filed with the SEC on August 14, 2001)

          4.2 Appointment and Assumption Agreement, dated as of December 17, 2001, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on February 5,
                     2002)

          4.3 Amendment to Rights Agreement, dated as of February 1, 2002, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on February 5, 2002)

          4.4 Amendment to Rights Agreement, dated as of June 4, 2002, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.4(d) to the Company's Current Report on Form 8-K, filed with the SEC on June 19, 2002)

          4.5 Amendment to Rights Agreement, dated as of September 15, 2004, by and between the Company and the Rights Agent

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 15, 2004                  AMERICAN MEDICAL SECURITY
                                          GROUP, INC.

                                          By: /s/ Timothy J. Moore
                                              --------------------------------
                                              Name:   Timothy J. Moore
                                              Title:  Senior Vice President of
                                                      Corporate Affairs, General
                                                      Counsel and Secretary

                                 EXHIBIT INDEX

          Exhibit No.                   Description
          -----------                   -----------

          4.1 Rights Agreement, dated as of August 9, 2001, by and between the Company and Firstar Bank, N.A., as rights agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, filed with the SEC on August 14, 2001)

          4.2 Appointment and Assumption Agreement, dated as of December 17, 2001, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed with the SEC on February 5, 2002)

          4.3 Amendment to Rights Agreement, dated as of February 1, 2002, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed with the SEC on February 5, 2002)

          4.4 Amendment to Rights Agreement, dated as of June 4, 2002, by and between the Company and the Rights Agent (incorporated by reference to Exhibit 4.4(d) to the Company's Current Report on Form 8-K, filed with the SEC on June 19, 2002)

          4.5 Amendment to Rights Agreement, dated as of September 15, 2004, by and between the Company and the Rights Agent